                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   N2H2, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                  [N2H2 LOGO]

January 29, 2001

Dear Shareholder:

     The Board of Directors and management of N2H2, Inc. cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Thursday, March 8, 2001 at 3:00 p.m., at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington. In addition to the business items listed in the Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

     Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.

                                          Sincerely,

                                          /s/ PETER H. NICKERSON

                                          Peter H. Nickerson
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

                                  [N2H2 LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 8, 2001

To the Shareholders of N2H2, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of N2H2, Inc. (the "Company") will be held on Thursday, March 8, 2001 at 3:00 p.m. at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington for the following purposes:

          1. To elect two (2) Class I directors each for a term of three years, to serve until the 2004 Annual Meeting of Shareholders, and until their respective successors are elected and have qualified;

          2. To ratify the appointment of independent auditors for the Company; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock at the close of business on January 19, 2001 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ J. PAUL QUINN
                                          J. Paul Quinn
                                          Vice President-Chief Financial
                                          Officer,
                                          Secretary and Treasurer

N2H2, Inc.
900 Fourth Avenue, Suite 3400
Seattle, Washington 98164
January 29, 2001

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                                   N2H2, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, March 8, 2001, at 3:00 p.m. and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to Shareholders on or about January 29, 2001.

RECORD DATE AND OUTSTANDING SHARES

     Only Shareholders of record on the books of the Company at the close of business on January 19, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 21,932,941 shares of Common Stock of the Company.

SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

     Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder's proxy unless the Shareholder votes in person.

QUORUM AND VOTING

     Under Washington law and the Company's Restated Articles of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The appointment of independent auditors will be ratified if the votes cast in favor of the respective proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

     If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 19, 2001, the number of shares of Common Stock held by beneficial owners of more than five percent of the Company's Common Stock, by directors and nominees, by the executive officers named in the Summary Compensation Table on page 6, and by all directors and executive officers of the Company as a group:

                                                              NUMBER OF
                 SHARES BENEFICIALLY OWNED                     SHARES
                      NAME AND ADDRESS                          OWNED      PERCENTAGE
------------------------------------------------------------  ---------      -----
Peter H. Nickerson(1).......................................  6,586,942      30.03%
Hollis R. Hill(2)...........................................  4,906,942      22.37%
Robert S. London............................................  1,598,520       7.29%
  809 Presidio Avenue, Suite B,
  Santa Barbara, CA 93101(3)
Mark A. Segale(4)...........................................  1,706,721       7.78%
Kevin E. Fink(5)............................................    419,401       1.91%
John F. Duncan(6)...........................................     75,000       0.34%
A. Farzeen Mohazzabfar(7)...................................     32,500       0.15%
Richard P. Giacchetti(8)....................................     81,300       0.37%
James J. O'Halloran(9)......................................     60,000       0.27%
Richard R. Rowe(10).........................................      3,750       0.02%
All current executive officers and
  directors as a group (12 persons).........................  8,842,022      40.31%

---------------
 (1) Includes 374,062 shares of Common Stock held by Mr. Nickerson, 4,532,880 shares of Common Stock held jointly with his wife, Hollis Hill, 1,400,000 shares of Common Stock held by him as custodian under the Uniform Transfers to Minors Act for the benefit of their children, 155,000 shares for which he exercises sole voting power under an irrevocable proxy granted by Jennifer Perenchio and 125,000 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Nickerson may be reached at our principal offices.

 (2) Includes 4,532,880 shares of Common Stock held by Ms. Hill jointly with her husband, Mr. Nickerson, and 374,062 shares of Common Stock held as community property by her husband, Mr. Nickerson. Excludes 1,400,000 shares of Common Stock held by her husband as custodian under the Uniform Transfers to Minors Act for the benefit of their children and 125,000 shares of common stock which may be acquired under the Company's stock option plans by her husband, Mr. Nickerson. Ms. Hill may be reached at our principal offices.

 (3) Includes 1,457,610 shares of Common Stock and 140,910 shares which may be acquired under warrants.

 (4) Mr. Segale, Lisa M. Atkins, Tina A. Covey, Nita S. Johnson, Ann J. Nichols and Donna A. Segale, collectively, partners of the Segale Group, are parties to a Registration Rights Agreement, which provides that Mr. Segale has various powers related to the shares held by the other Segale Group partners. Mr. Segale may be reached at our principal offices.

 (5) Includes 250,681 shares of Common Stock held by Mr. Fink, 35,200 shares of common stock held by his wife, Jessica Lyman, and 133,520 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Fink may be reached at our principal offices.

 (6) Consists of 15,000 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Duncan may be reached at our principal offices.

 (7) Includes 32,500 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Mohazzabfar may be reached at our principal offices.

 (8) Includes 81,300 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Giacchetti may be reached at our principal offices.

 (9) Includes 60,000 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. O'Halloran may be reached at our principal offices.

(10) Includes 3,750 shares of Common Stock which may be acquired under the Company's stock option plans. Mr. Rowe may be reached at our principal offices.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                NAME                   AGE                         POSITION
                ----                   ---                         --------
Peter H. Nickerson...................   48  President, Chief Executive Officer and Chairman of the
                                              Board of Directors
C. Frederick DeKay...................   50  Vice President -- Operations
Kevin E. Fink........................   30  Vice President -- Chief Technology Officer
Frank R. Fulton......................   39  Vice President -- Chief Operating Officer
Neil T. McIrvin......................   40  Vice President -- Enterprise Division
A. Farzeen Mohazzabfar...............   36  Vice President -- Product Development
James J. O'Halloran..................   42  Vice President -- Marketing
J. Paul Quinn........................   41  Vice President -- Chief Financial Officer, Secretary
                                              and Treasurer

     The biographies of the executive officers of the Company who are not directors are as follows:

     C. Frederick DeKay joined the Company in June 2000, as Vice President, Operations. Mr. DeKay is on a leave of absence from Seattle University where he has served as acting dean, associate dean and tenured faculty member. Prior to joining Seattle University he was a founding partner of Applied Economics Associates, Inc. an economic consulting firm. He has a Ph.D. in political economy from The Johns Hopkins University.

     Kevin E. Fink co-founded the Company in 1995 and serves as Vice
President -- Chief Technology Officer. Mr. Fink has been the primary technology architect of N2H2's services and products. Mr. Fink was the sole proprietor of KF Consulting from September 1995 to December 1995. He has an M.S. in electrical engineering from the University of Washington and a B.S. in engineering from Harvey Mudd College.

     Frank R. Fulton joined the Company in 1998 as Director of Customer Operations and was appointed to the position of Vice President -- Chief Operating Officer in January 2001. Prior to joining the Company, Mr. Fulton served as Director of Support for Cellular Technical Services from 1995 to 1998.

     Neil T. McIrvin joined the Company in 1999 as Vice President -- Strategic Sales and Business Development and was appointed Vice President -- Enterprise Division in June 2000. Prior to joining the Company, Mr. McIrvin served as Business Development Manager for Sequent Computer Systems' Ecommerce segment. Mr. McIrvin holds a B.S. in management from the University of Oregon.

     A. Farzeen Mohazzabfar joined the Company in December 1999 as Vice President -- Product Development. In 1999, he was Vice President of Research and Development of Laplink.com. He was a founder and Vice President of Development of Quality in Motion from 1996 to 1998. Mr. Mohazzabfar has a B.S. in computer science from Western Washington University.

     James J. O'Halloran joined the Company in June 1998 and serves as Vice President -- Marketing. Mr. O'Halloran has 20 years of sales and marketing experience with various firms, including technology companies. He was Director of Education Marketing at Edmark Corporation from 1997 to 1998. He was Vice President of Sales and Marketing for Videodiscovery from 1994 to 1997. Mr. O'Halloran has a B.S. in business administration from Pennsylvania State University and an M.B.A from the University of Washington.

     J. Paul Quinn joined the Company as its Vice President -- Chief Financial Officer, Secretary and Treasurer in November 2000. Prior to joining N2H2, Paul was Senior Vice President of Finance & Administration for The Closeout Company, a $15 million startup retail chain headquartered in Seattle, Washington from 1999. From 1993 to 1999, Mr. Quinn was the Vice-President Controller at Fleming Companies. Mr. Quinn has a MBA from Arizona State University and a B.Sc. in Finance from Santa Clara University.

     Officers serve at the discretion of the Board of Directors.

               TRANSACTIONS WITH MANAGEMENT CERTAIN TRANSACTIONS

     The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its directors, officers or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

STOCK REDEMPTIONS

     Since October 1, 1999, the Company has engaged in transactions with the following persons:

     - John F. Duncan: In satisfaction of outstanding promissory notes executed by Mr. Duncan in favor of the Company, and in conjunction with the Employment Separation Agreement dated November 14, 2000, the Company acquired from Mr. Duncan 358,549 shares of the Company's Common Stock. This transaction was accomplished pursuant to a Redemption Agreement dated November 3, 2000. The purchase/redemption price of the shares acquired by the Company was the average high and low daily final trading price of the Company's Common Stock as reported on the NASDAQ National Market for the twenty trading days prior to the date of the Redemption Agreement.

     - Kevin E. Fink: In satisfaction of an outstanding promissory note executed by Mr. Fink in favor of the company and pursuant to a Redemption Agreement between the Company and the marital community comprised of Mr. Fink and Jessica Lyman, dated December 11, 2000, the Company recovered from Mr. Fink and Ms. Lyman 449,319 shares of the Company's Common Stock. The purchase/redemption price of the shares acquired by the Company was $1 per share.

EMPLOYEE AGREEMENTS

     The Company has entered into employment agreements with its executive officers. These agreements include provisions requiring severance payments if a change of control occurs.

MANAGEMENT INDEBTEDNESS

     During the last fiscal year, the following members of management incurred debts to the Company in the manner described:

     - John F. Duncan: Pursuant to a Promissory Note executed by Mr. Duncan in favor of the Company on or about August 2, 2000, Mr. Duncan incurred a debt to the Company in the principal amount of $600,000. Mr. Duncan is the former Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. The promissory note bore interest at a rate of 8% per annum. Mr. Duncan's maximum indebtedness to the Company during the fiscal year was $607,890, such indebtedness occurring on September 30, 2000. Mr. Duncan's indebtedness was discharged pursuant to a Redemption Agreement whereby the Company recovered from Mr. Duncan 358,549 shares of Company stock at the average of the last bid and ask prices as reported on the NASDAQ National Market over the 20 trading days prior to the redemption.

     - Kevin E. Fink: Pursuant to four separate promissory notes executed by Mr. Fink in favor of the Company during the last fiscal year, Mr. Fink incurred debts to the Company in the aggregate principal amount of $1,048,166. Mr. Fink currently serves as Vice President -- Chief Technology Officer for the Company. The promissory notes bore interest at a rate of 8% per annum. Mr. Fink's maximum indebtedness to the Company during the fiscal year was $1,068,557.05, such indebtedness occurring on September 30, 2000. Of the four promissory notes, three are due and payable in the first quarter of fiscal 2002. The remaining note was discharged pursuant to a Redemption Agreement whereby the Company recovered from the marital community of Mr. Fink and Jessica Lyman 449,319 shares of Company stock. As of January 19, 2001, the aggregate principal and interest on the three remaining promissory notes executed by Mr. Fink was $644,367.

                   COMPENSATION OF EXECUTIVE OFFICERS IN THE
                         YEAR ENDED SEPTEMBER 30, 2000

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid or accrued to the Company's Chief Executive Officer, the Company's former Vice President -- Chief Financial Officer and the other four highest paid executive officers of the Company (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal year ended September 30, 2000:

                                             ANNUAL COMPENSATION       LONG-TERM
                                             --------------------    COMPENSATION
                                   FISCAL                            -------------       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR      SALARY      BONUS      OPTION GRANTS    COMPENSATION(4)
   ---------------------------     ------    --------    --------    -------------    ---------------
Peter H. Nickerson...............   2000     $234,375    $122,653        15,750           $11,874
  Chairman, President and Chief     1999     $176,563    $ 50,341       250,000           $ 2,415
     Executive Officer
Kevin E. Fink, Vice President....   2000     $156,250    $ 79,048        10,500           $   424
  Chief Technology Officer          1999     $125,146    $ 40,851       150,183           $     0
A. Farzeen Mohazzabfar(1)........   2000     $131,337    $ 94,375       160,150           $     0
  Vice President -- Product         1999           --          --            --                --
     Development
Richard P. Giacchetti(2).........   2000     $159,576    $ 32,173       162,600           $     0
  Vice President -- General         1999           --          --            --                --
     Manager, Education Division
James J. O'Halloran..............   2000     $114,583    $ 57,969         7,700           $     0
  Vice President -- Marketing       1999     $ 80,625    $ 11,624            --           $     0
John F. Duncan(3)................   2000     $156,250    $ 79,048        10,500           $ 2,310
  Former Vice President -- Chief    1999     $127,396    $117,117       150,187           $   577
     Financial Officer, Secretary
     and Treasurer

---------------
(1) Mr. Mohazzabfar commenced employment with the Company on November 5, 1999.

(2) Mr. Giacchetti commenced employment with the Company on November 11, 1999 and ended employment with the Company on January 10, 2001.

(3) Mr. Duncan ended his employment with the Company on November 15, 2000.

(4) All Other Compensation for the 2000 fiscal year consists entirely of premiums paid on excess term life insurance.

                     OPTION GRANTS IN THE 2000 FISCAL YEAR

     The following table sets forth information concerning option grants during the 2000 fiscal year to the Named Executive Officers:

                                      INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
----------------------------------------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                NUMBER OF     PERCENT OF TOTAL                                    RATES OF STOCK PRICE
                               SECURITIES         OPTIONS                                             APPRECIATION
                               UNDERLYING        GRANTED TO      EXERCISE OR                       FOR OPTION TERMS(7)
                                 OPTIONS        EMPLOYEES IN     BASE PRICE                      -----------------------
            NAME                 GRANTED        FISCAL YEAR       PER SHARE    EXPIRATION DATE      5%           10%
            ----              -------------   ----------------   -----------   ---------------   ---------   -----------
Peter H. Nickerson(1).......      15,750            0.46%          $ 3.06        08/02/2010      $ 23,168    $   65,435
Kevin E. Fink(2)............      10,500            0.30%          $ 2.78        08/02/2010      $ 18,366    $   46,543
A. Farzeen Mohazzabfar(3)...     130,000            4.63%          $ 9.13        11/05/2009      $746,026    $1,890,577
                                  10,150                           $ 2.78        08/02/2010      $ 17,754    $   44,992
                                  20,000                           $ 4.81        05/15/2010      $ 60,531    $  153,398
Richard P. Giacchetti(4)....     150,000            4.71%          $10.28        11/11/2009      $969,897    $2,457,909
                                  12,600                           $ 2.78        08/02/2010      $ 22,039    $   55,852
James J. O'Halloran(5)......       7,700            0.22%          $ 2.78        08/02/2010      $ 13,468    $   34,132
John F. Duncan(6)...........      10,500            0.30%          $ 2.78        08/02/2010      $ 18,366    $   46,543

---------------
(1) Mr. Nickerson's stock options vest 50% per year for two years from the date of grant and expire five years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant plus ten percent.

(2) Mr. Fink's stock options vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(3) Mr. Mohazzabfar's stock options granted on November 5, 1999 and May 15, 2000 vest 25% per year for four years from the date of grant and expire ten years from the date of grant. The stock options granted on August 2, 2000 vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for all stock options granted to Mr. Mohazzabfar equals the fair market value of the Common Stock on the date of grant.

(4) Of Mr. Giacchetti's stock options granted, vesting was accelerated on 43,800 options pursuant to a severance agreement dated January 10, 2001. The vested options will expire 100 days from the effective date of the agreement if not exercised.

(5) Mr. O'Halloran's stock options vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(6) These stock options were cancelled on November 15, 2000 pursuant to an Employment Separation Agreement.

(7) These assumed rates of appreciation are provided in order to comply with requirements of the Commission, and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 2000 AND FISCAL YEAR END OPTION VALUES

     The following table contains information concerning the options exercised by the Named Executive Officers in the fiscal year ended September 30, 2000, and the year end number and value of unexercised options with respect to each of the Named Executive Officers.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               ACQUIRED                OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(A)
                                  ON        VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               --------   ----------   -----------   -------------   -----------   -------------
Peter H. Nickerson...........        0    $        0     125,000        140,750        $     0        $     0
Kevin E. Fink................        0    $        0     133,520        127,167        $99,576        $     0
A. Farzeen Mohazzabfar.......        0    $        0           0        160,150        $     0        $     0
Richard G. Giacchetti........        0    $        0           0        162,600        $     0        $     0
James J. O'Halloran..........        0    $        0      60,000         75,200        $77,434        $38,717
John F. Duncan...............  187,414    $1,310,663      25,000         60,500        $     0        $     0

---------------
(a) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at September 30, 2000, as the case may be, minus the exercise price.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for the Company's employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of two non-employee directors. The current members of the Compensation Committee are Mark
A. Segale and Richard R. Rowe. The Compensation Committee held 2 meetings during fiscal 2000.

COMPENSATION GOALS

     The Company's philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of the Company's senior management to those of the Company's shareholders by also tying compensation to the achievement of operational and financial objectives. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, cash-based incentives keyed to Company performance and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

BASE SALARIES

     Base salaries for all executive officers are reviewed annually. The Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee is also available to consult with the President and Chief Executive Officer with respect to the compensation package for the other executive officers. In evaluating salaries, each officer's individual performance during the prior year, as well as salary levels in the high-tech industry for comparable positions, are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

     Certain of the Named Executive Officers have terms in their employment contracts increasing their base salaries on October 1 of each year by 10% if the Company achieves a 100% increase in revenues for the preceding year. The officers with this contractual term are Peter H. Nickerson, Kevin E. Fink, and
A. Farzeen Mohazzabfar.

CASH-BASED INCENTIVES

     The Named Executive Officers currently receive quarterly bonuses as a percentage of revenues equal to 2.25% and 1.5%, respectively, of the growth in the Company's total quarterly revenues compared to the same quarter in the prior year, with a maximum each fiscal year equal to 70% of the officer's base salary.

EQUITY-BASED INCENTIVES

     The Company provides its executive officers, with long-term incentives through its 1997 Stock Option Plan and 2000 Stock Option Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants and vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. For various motivation and retention considerations, option awards granted subsequent to the Company's initial public offering in July 1999 vest in either two or four equal annual installments beginning one year from date of grant. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In assembling the President and Chief Executive Officer's compensation package, the Committee considers the annual and long-term performance of the Company, the individual performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee's overall goal is to set the President and Chief Executive Officer's salary at the median base for competitors which are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the foregoing. Consistent with the foregoing, the Committee increased the base salary of the President and Chief Executive Officer from $176,563 in fiscal 1999 to $234,375 in fiscal 2000. The President and Chief Executive Officer was granted a bonus of $122,653 in fiscal 2000 based on the criteria set forth under cash-based incentives above. The President and Chief Executive Officer was granted 15,750 stock options during fiscal 2000.

                                          COMPENSATION COMMITTEE

                                          Mark A. Segale
                                          Richard R. Rowe

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, supervising the finance function of the Company (which will include, among other matters, the Company's investment activities), reviewing the Company's internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held three meetings during fiscal 2000. The current members of the Audit Committee are Mark A. Segale, Richard R. Rowe, and Howard Philip Welt (who was appointed on January 22, 2001). Each member of the Audit Committee is an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc.

     With the exception of Mr. Welt, the Audit Committee of the Board of Directors for fiscal 2000 has reviewed and discussed the Company's audited financial statements for fiscal 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

                                          AUDIT COMMITTEE

                                          Mark A. Segale
                                          Richard R. Rowe
                                          Howard Philip Welt

January 29, 2001

                            STOCK PRICE PERFORMANCE

     The following graph compares for the period between the Company's initial public offering in July 1999 and its fiscal year end on September 30, 2000 the cumulative total return of Company Common Stock, Nasdaq Stock Market -- U.S. Index and Nasdaq Non Financial Index. The cumulative total return of Company Common Stock assumes $100 invested on July 29, 1999 in N2H2, Inc. Common Stock.

                              [PERFORMANCE GRAPH]

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Two Class I directors will be elected at the Annual Meeting of Shareholders, each to hold office until the 2004 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

     The Board of Directors has nominated Ms. Hill and Dr. Rowe for election as Class I members of the Board of Directors, to serve until the 2004 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

     Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Ms. Hill and Dr. Rowe to their respective positions on the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting either Ms. Hill or Dr. Rowe is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

     The Board unanimously recommends that you vote FOR the election of Hollis
R. Hill and Richard R. Rowe as Class I directors of the Company.

     Information on the Directors and Director nominees follows:

                                    DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
            NAME (AGE)               SINCE                EXPERIENCE FOR THE PAST FIVE YEARS
            ----------              --------              ----------------------------------
Hollis R. Hill (50)...............    1997      Ms. Hill has served as a director of the Company since
                                                  October 1997. Ms. Hill is a Class I member of the
                                                  Board of Directors and, if elected, will hold office
                                                  until the 2004 Annual Meeting of the Shareholders
                                                  and until her successor has been elected and
                                                  qualified. Ms. Hill, an attorney, was of counsel
                                                  with the firm of Frank & Rosen from 1992 to 1997 and
                                                  is presently self-employed as a trial advocacy
                                                  teacher for the National Institute of Trial
                                                  Advocacy. Ms. Hill is also an adjunct faculty member
                                                  at the University of Washington School of Law. Ms.
                                                  Hill has a J.D. from the Northwestern University
                                                  School of Law and a B.A. in independent studies from
                                                  Vassar College. Ms. Hill is married to Mr.
                                                  Nickerson.
Peter H. Nickerson (48)...........    1995      Mr. Nickerson has served as Chairman and President
                                                  since founding N2H2 in 1995. Mr. Nickerson is a Class
                                                  III member of the Board of Directors and will hold
                                                  office until the 2003 Annual Meeting of Shareholders
                                                  and until his successor has been elected and
                                                  qualified. Since 1986, Mr. Nickerson has been a
                                                  principal of Nickerson & Associates, an econometric
                                                  and data management consulting company. He has a
                                                  Ph.D. in Economics from the University of Washington
                                                  and prior to forming N2H2 in 1995 he was a professor
                                                  of economics in the Albers School of Business at
                                                  Seattle University. Mr. Nickerson is married to Ms.
                                                  Hill.
Richard R. Rowe (67)..............    1999      Dr. Rowe has served as a director of the Company since
                                                  July 1999. Dr. Rowe is a Class I member of the Board
                                                  of Directors and, if elected, will hold office until
                                                  the 2004 Annual Meeting of the Shareholders and
                                                  until his successor has been elected and qualified.
                                                  Dr. Rowe is the founder of RoweCom (Nasdaq "ROWE"),
                                                  which provides internet-based magazine, newspaper,
                                                  journal and other printed material purchasing and
                                                  managing solutions. Dr. Rowe has served as RoweCom's
                                                  Chairman of the Board, President and Chief Executive
                                                  Officer since 1994. Prior to founding RoweCom, he
                                                  was the President and Chief Executive Officer of the
                                                  Faxon Company from 1980 to 1993, a leading library
                                                  subscription agency. Prior to joining Faxon, Dr.
                                                  Rowe was an Associate Dean of the Harvard Graduate
                                                  School of Education, Director of Harvard's
                                                  interfaculty Doctoral Program in Clinical Psychology
                                                  and Public Practice, and Director of the Cambridge
                                                  office of the American Institutes for Research. Dr.
                                                  Rowe serves on the Board of Directors of RoweCom,
                                                  Inc., the MIT Press, the Massachusetts Business
                                                  Alliance for Education and Educators for Social
                                                  Responsibility. He also served for five years as a
                                                  member of the Massachusetts State Board of Education
                                                  where he chaired the Education Reform task force.
                                                  Dr. Rowe has a Ph.D. in clinical psychology from
                                                  Columbia University.
Mark A. Segale (40)...............    1998      Mr. Segale has served as a Director of N2H2 since
                                                  December 1998. Mr. Segale is a Class II member of the
                                                  Board of Directors and will hold office until the
                                                  2002 Annual Meeting of Shareholders and until his
                                                  successor has been elected and qualified. Mr. Segale
                                                  has served as Vice President of MAS Resources, Inc.,
                                                  since 1984 and as President of Seattle Tractor Parts
                                                  and Equipment, Inc. from 1979 to the present. Mr.
                                                  Segale has a B.A. in business administration from
                                                  Seattle University.

                                    DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
            NAME (AGE)               SINCE                EXPERIENCE FOR THE PAST FIVE YEARS
            ----------              --------              ----------------------------------
Howard Philip Welt (45)...........    2001      Mr. Welt has served as a director of N2H2 since
                                                  January 2001. Mr. Welt is a Class II member of the
                                                  Board of Directors and will hold office until the
                                                  2002 Annual Meeting of Shareholders and until his
                                                  successor has been elected and qualified. Mr. Welt
                                                  presently serves as the Treasurer at Happy Medium
                                                  Pre & Elementary School and a tutor at Nathan Hale
                                                  High School in Seattle, Washington. From 1998 to
                                                  2000, Mr. Welt was the Project Lead for the Rogers
                                                  and Sacagawea Elementary Schools in Seattle
                                                  Washington, acting as the liaison between the Social
                                                  Venture Partners foundation and the two public
                                                  schools for a four year grant to train staff in math
                                                  education techniques. Prior to that, Mr. Welt serves
                                                  as a tutor at Ballard High School in Seattle,
                                                  Washington. From 1995 to 1996, Mr. Welt served as
                                                  Director of Worldwide Sales for Softimage, a
                                                  subsidiary of Microsoft Corporation. Mr. Welt has a
                                                  M.B.A. from Stanford Graduate School of Business and
                                                  a B.A. from Yale University.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2000 fiscal year, there were five meetings of the Board of Directors, three meetings of the Audit Committee, two meetings of the Compensation Committee, and two meetings of the Nominating Committee. Each director attended at least seventy-five percent (75%) of those meetings.

     Current members of the Audit Committee are Dr. Rowe, Mr. Segale, and Mr. Welt. The Audit Committee is responsible for recommending the Company's independent auditors and reviewing the scope, costs and results of the audit engagement.

     Current members of the Compensation Committee are Dr. Rowe and Mr. Segale. The Compensation Committee is responsible for determining the overall compensation levels of the Company's executive officers and administering the Company's stock option plans.

     Current members of the Nominating Committee are Mr. Nickerson, Ms. Hill, Mr. Segale, and Dr. Rowe. The Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Nominating Committee will consider recommendations by Shareholders for vacancies on the Board, which recommendations may be submitted to the Company's Secretary.

DIRECTOR COMPENSATION

     The Company currently pays $1,000 per Board meeting attended in person, $500 per Board meeting attended telephonically, $500 per committee meeting attended in person and $250 for committee meeting attended telephonically to each director who is not an officer or employee of the Company. All directors who are not officers or employees of the Company are entitled to reimbursement for reasonable expenses incurred in traveling to and from Board and committee meetings. Pursuant to the 1999 Nonemployee Director Stock Option Plan, directors who are not officers or directors of the Company have been eligible to receive annual option grants to purchase 3,750 shares of Common Stock at the fair market value of the Common Stock on the date of the grant.

                        PROPOSAL NO. 2: RATIFICATION OF
                            APPOINTMENT OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as auditors of the Company for the fiscal year ending September 30, 2001. PricewaterhouseCoopers has audited the accounts of the Company since fiscal year 1996. Representatives of PricewaterhouseCoopers are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

     The Board of Directors recommends a vote FOR ratification of PricewaterhouseCoopers as auditors for the Company.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Based solely on a review of copies of reports made pursuant to Section 16(a) of the Exchange Act and the related regulations, the Company believes that during fiscal year 2000 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied, except that one report was filed late by each of Kevin Fink, C. Frederick DeKay, and J. Paul Quinn.

                  FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

     The election of Directors and other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the President or the Board of Directors, (ii) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with Subsection 2.4(c) of the Company's bylaws, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting. Any such shareholder notice shall set forth (A) the name and address of the shareholder proposing such business; (B) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (D) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with these requirements. If the facts warrant, the Board of Directors may determine and declare (x) that a proposal does not constitute proper business to be transacted at the meeting or
(y) that business was not properly brought before the meeting in accordance these requirements and, if, in either case, it is so determined, any such business shall not be transacted.

     To be included in the Company's proxy materials mailed to the Company's Shareholders pursuant to Rule 14a-8 of the Exchange Act, Shareholder proposals to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its executive offices at 900 Fourth Avenue, Suite 3600, Seattle, Washington 98164, to the attention of the Secretary, on or before October 1, 2001.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the Shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ J. PAUL QUINN
                                          J. Paul Quinn
                                          Vice President -- Chief Financial
                                          Officer,
                                          Secretary and Treasurer

Seattle, Washington
January 29, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                   N2H2, INC.

PURPOSE

     The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of N2H2, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

MEMBERSHIP

     The Audit Committee must be comprised of at least two members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

     Before June 14, 2001: The Audit Committee must be composed of at least three members of the Board. Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

MEETINGS

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Nominating the independent auditors for annual approval by the Board and ratification by the shareholders;

          2. Reviewing the plan for the audit and related services at least annually;

          3. Reviewing audit results and annual and interim financial statements;

          4. Reviewing a written statement from the Company's auditors delineating all relationships between the auditor and the Company;

          5. Actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

          6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

          7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

          8. Overseeing the effectiveness of the internal audit function;

          9. Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

          10. Overseeing the Company's compliance with Securities and Exchange Commission (the "SEC") requirements for disclosure of auditor's services and Audit Committee members and activities; and

          11. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

     Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's shareholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

REPORTS

     The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Shareholders.

CHARTER REVIEW

     The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Shareholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

PROXY



                                   N2H2, INC.
                           900 4TH AVENUE, SUITE 3600
                                SEATTLE, WA 98164

This Proxy is solicited on Behalf of the Board of Directors of N2H2, Inc. The undersigned hereby appoints Mellon Proxy Solicitation Services, as Proxies, with the power to appoint as substitute, and hereby authorizes to represent and to vote as designated below, all the shares of common stock of N2H2, Inc. held of record by the undersigned on January 19, 2001, at the Annual Meeting of Shareholders to be held on March 8, 2001 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                            Please mark
                                                           your votes as  [X]
                                                            indicated in
                                                           this example.


                                                                          FOR
                                                               all nominees listed below              WITHHOLD AUTHORITY
                                                               (except as marked to the            to vote for all nominees
                                                                      contrary below)                    listed below
1.  To elect Hollis R. Hill and Richard R. Rowe, both                      [ ]                               [ ]
    as Class I directors, to hold office until the 2004
    annual meeting of the shareholders and until their
    respective successors have been elected and
    qualified.


(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below)


Hollis R. Hill
Richard R. Rowe




                                                                  FOR        AGAINST      ABSTAIN
2.  TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS             [ ]          [ ]          [ ]
    LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

3.  In their discretion, the Proxies are authorized to
    vote upon such other business as may properly come
    before such meeting or any and all postponements or
    adjournments thereof.                                         YES          NO
                                                                  [ ]          [ ]

Do You Plan to Attend the Meeting?

                This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF 2 CLASS I DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITOR AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 3.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s)_______________________________________ Dated__________________ 2001

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -